PROMISSORY NOTE


$987,500.00                                                  Uniondale, New York
                                                                  March 31, 2001


     FOR VALUE RECEIVED, the undersigned, Serif Inc., a Delaware corporation ("Maker"), with its principal office at 107-109 North Eastern Boulevard, Nashua, New Hampshire 03062, does hereby promise to pay to the order of Vizacom Inc., a Delaware corporation ("Payee"), with an address at 3512 Veterans Memorial Highway, Bohemia, New York 11716, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of Nine Hundred Fifty Thousand Dollars ($987,500.00), in lawful money of the United States and immediately available funds, together with accrued and unpaid interest as set forth herein, as follows:

     1. The amounts due under this Promissory Note (this "Note") shall be payable in the amount of $40,000 on the last day of each month beginning on April 30, 2001, until all principal and accrued interest has been paid in full; provided, however, that (i) payments due in any April under this Note shall be in the amount of $30,000 and (ii) payments due in any November under this Note shall be in the amount of $50,000.

     2. The principal of this Note shall bear interest at a rate equal to ten percent (10%) percent per annum from the date hereof, computed on the basis of a 360-day year consisting of twelve 30-day months.

     3. Prepayment. Maker may prepay, at any time, the unpaid principal balance of this Note or any portion thereof, together with all accrued and unpaid interest on the amount so prepaid. Amounts so prepaid shall be applied first to Maker's obligations under this Note in respect of interest, and second, to principal.

     4. Events of Default. Upon the occurrence of any of the following events (each, an "Event of Default" and collectively, the "Events of Default"):

       (a) failure by Maker to pay the principal or interest of the Note or any installment thereof when due, whether on the date fixed for payment or by acceleration or otherwise; provided, however, that failure to make a monthly payment when due under this Note following the fourth monthly payment shall not be an Event of Default if such overdue payment is paid within fourteen (14) days of such due date; provided further, however, that from this date until any such overdue payment is made, the principal of this Note shall bear interest at a rate equal to fourteen percent (14%); or

       (b) A final judgment for the payment of money in excess of $25,000 shall be rendered against Maker, and such judgment shall remain undischarged for a period of sixty days from the date of entry thereof unless within such sixty day period such judgment shall be stayed, and appeal taken therefrom and the execution thereon stayed during such appeal; or

       (c) If Maker shall default in respect of any indebtedness or under any agreement under which any notes or other evidence of indebtedness of Maker are issued, in an amount equal to or greater than $25,000; or

       (d) if Maker or any other authorized person or entity shall take any action to effect a dissolution, liquidation or winding up of Maker; or

       (e) if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker admits in writing its inability to pay its debts as they mature, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

       (f) there shall be commenced against Maker any action or proceeding of the nature referred to in paragraph (c) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Maker, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days;

then, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at the option of Payee, all amounts owing under this Note, including the then unpaid balance hereof together with all interest accrued thereon immediately shall be due and payable, and thereupon all interest accruing hereunder shall accrue at a rate equal to fourteen percent (14%) per annum until all obligations under this Note are paid in full, including all costs and expenses of collection or enforcement hereof, including, but not limited to, attorneys' fees and expenses.

     5.   Miscellaneous.

     (a) Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

     (b) Payee shall not be required to resort to any collateral for payment, but may proceed against Maker and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

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

     (c) All payments shall be made into the following account, or any other account or accounts as the Payee may from time to time specify for that purpose:

                                  Vizacom Inc.
                         3512 Veterans Memorial Highway
                             Bohemia, New York 11716

                              Valley National Bank
                               Account # 040472914
                                 ABA # 021201383


All payments to be made to the Payee under this Note shall be made free and clear of and without deduction for or on account of any tax, withholding, charges, set-off or counterclaim.

     (d) All notices, demands, requests and other communications required or otherwise given under this Note shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed as follows:

          If to Maker to:         Serif Inc.
                                  c/o Serif (Europe) Limited
                                  Unit 12
                                  Wilford Industrial Estate
                                  Nottingham, NG11 7EP
                                  Attention: Financial Director
                                  Facsimile: 0 115 914 2020

          If to Payee to:         Vizacom Inc.
                                  3512 Veterans Memorial Highway
                                  Bohemia, New York 11716
                                  Attention: President
                                  Facsimile: (631) 580-5489

         with a copy to:          Kaufman & Moomjian, LLC
                                  50 Charles Lindbergh Boulevard - Suite 206
                                  Mitchel Field, New York 11553
                                  Attention: Neil M. Kaufman, Esq.
                                  Facsimile: (516) 222-5110

or at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 5(d). Each such notice, demand, request or other communication shall

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


be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

     (e) The provisions of this Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged, nor shall any waiver be applicable except in the specific instance for which it is given.

     (f) This Note shall be governed by and construed, and all rights and obligations hereunder determined, in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof and shall be binding upon the successors and assigns of Maker and inure to the benefit of the Payee, its successors, endorsees and assigns.

     (g) If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

     (h) Whenever used herein, the terms "Maker" and "Payee" shall be deemed to include their respective successors and permitted assigns.


     IN WITNESS WHEREOF, this Note has been executed and delivered on the date first written above by the duly authorized representative of the Maker.


                                  SERIF INC.


                                  By:          /s/ Pete Beedham
                                       ------------------------------------
                                       Name:   Pete Beedham
                                       Title:  Vice President


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